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                                                               EXHIBIT 23.4

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of USBANCORP, Inc. of our report dated February 12, 1992 appearing on page 34 of the USBANCORP, Inc's Annual Report and Form 10-K for the year ended December 31, 1993. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Historical Financial Data."



Price Waterhouse


Price Waterhouse
600 Grant Street
Pittsburgh, PA 15219-9954
April 26, 1994